EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES COMPLETION OF FOUR PROJECTS RELATED TO “GRO AHT” INITIATIVE

DALLAS – February 3, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that several revenue-focused initiatives have been fully implemented as part of the broader “GRO AHT” plan. As announced in December 2024, “GRO AHT” is a transformative strategic initiative designed to drive $50 million in EBITDA growth and substantially improve shareholder value.
In recent months, many of our hotel property managers have already implemented the following, with each initiative aimed at driving ancillary revenue growth and improved profitability across the portfolio:
1.Comprehensive Menu Engineering Analysis: Optimizing Food & Beverage offerings to increase profitability while enhancing guest satisfaction.
2.Parking Agreement Modifications and Maximization: Streamlining parking operations and leveraging dynamic offerings to drive additional revenue.
3.Gift Shop and Corner Store Refreshes: Revamping product selections and pricing to align with guest preferences and improve profitability.
4.Historic Preservation Fee Implementations and Adjustments: Strategically introducing or adjusting fees in applicable markets to capture untapped revenue opportunities.

In total, these initiatives are expected to deliver more than $3 million in incremental hotel EBITDA annually, with several others underway.
“We are encouraged by early results and are excited to see how these initiatives further materialize in the coming months,” commented Stephen Zsigray, Ashford Trust’s President and Chief Executive Officer. “While just one component of our overall ‘GRO AHT’ plan, these steps to maximize ancillary revenue demonstrate the commitment that our advisor, Ashford Inc. and our property managers have made to seeking out every dollar of performance improvement for our portfolio. As these initiatives rolled out in the fourth quarter, we saw a strong, immediate impact in our December results. While RevPAR for the month increased by more than 4% versus prior year, total revenue growth was nearly double, reflecting the importance and effectiveness of these ancillary revenue initiatives. Combined with the efforts underway to grow market share and reduce expenses across the company, we’re excited about the progress that we’ve made on the execution of our strategic plan and will continue to provide updates.”
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper-upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: Implementation of our “GRO AHT” plan; expected EBITDA growth from our “GRO AHT” plan; our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
Non-GAAP Financial Measures
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company also uses certain non-GAAP measures to help our investors evaluate our operating performance. The Company uses EBITDA, which is defined as net income (loss) before interest expense and amortization of discounts and loan costs, net, income taxes, depreciation and amortization, as adjusted. EBITDA is a non-GAAP measure and we are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.